UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities and Exchange Act of 1934

Date of Report: November 14, 2017

(Date of earliest event reported)

Invitae Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-36847	27-1701898
(State or other jurisdiction of	(Commission File Number)	(I.R.S. employer
incorporation or organization)		identification number)

1400 16th Street, San Francisco, California 94103

(Address of principal executive offices, including zip code)

(415) 374-7782

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 2.01	Completion of Acquisition or Disposition of Assets.

On November 14, 2017, Invitae Corporation (“Invitae”), completed its acquisition of CombiMatrix Corporation (“CombiMatrix”) in accordance with the terms of the Agreement and Plan of Merger and Reorganization, dated as of July 31, 2017 (the “Merger Agreement”), by and among Invitae, Coronado Merger Sub, Inc., a wholly owned subsidiary of Invitae (“Merger Sub”), and CombiMatrix, pursuant to which Merger Sub merged with and into CombiMatrix, with CombiMatrix surviving as a wholly owned subsidiary of Invitae (the “Merger”). This transaction was approved by CombiMatrix’s stockholders at a special meeting of its stockholders on November 10, 2017.

At the closing of the Merger, Invitae issued shares of its common stock to (i) CombiMatrix’s common stockholders, at an exchange ratio of 0.8692 of a share of Invitae common stock (the “Merger Exchange Ratio”) for each share of CombiMatrix common stock outstanding immediately prior to the Merger, (ii) CombiMatrix’s Series F preferred stockholders, at the Merger Exchange Ratio for each share of CombiMatrix common stock underlying Series F preferred stock outstanding immediately prior to the Merger, (iii) holders of outstanding and unexercised in-the-money CombiMatrix stock options, which were fully accelerated to the extent of any applicable vesting period and converted into the right to receive the number of shares of Invitae common stock equal to the Merger Exchange Ratio multiplied by the number of shares of CombiMatrix common stock issuable upon exercise of such option, minus the number of shares of Invitae common stock determined by dividing the aggregate exercise price for such option by $9.491 (the “Invitae Trailing Average Share Value”), and (iv) holders of outstanding and unsettled CombiMatrix restricted stock units (“RSUs”), which were fully accelerated to the extent of any applicable vesting period and converted into the right to receive a number of shares of Invitae common stock determined by multiplying the number of shares of CombiMatrix common stock that were subject to such RSU by the Merger Exchange Ratio. No fractional shares were issued in connection with the Merger and Invitae will pay cash in lieu of any such fractional shares. The Merger Exchange Ratio was determined through arm’s-length negotiations between Invitae and CombiMatrix.

In addition, at the closing of the Merger, (a) all outstanding and unexercised out-of-the money CombiMatrix stock options were cancelled and terminated without the right to receive any consideration, (b) all CombiMatrix Series D Warrants and Series F Warrants outstanding and unexercised immediately prior to the closing of the Merger were assumed by Invitae and converted into warrants to purchase the number of shares of Invitae common stock determined by multiplying the number of shares of CombiMatrix common stock subject to such warrants by the Merger Exchange Ratio, and with the exercise price adjusted by dividing the per share exercise price of the CombiMatrix common stock subject to such warrants by the Merger Exchange Ratio, and (c) certain entitlements under CombiMatrix’s executive compensation transaction bonus plan (the “Transaction Bonus Plan”) were paid in shares of Invitae common stock or RSUs to be settled in shares of Invitae common stock. All outstanding and unexercised CombiMatrix Series A, Series B, Series C, Series E, and PIPE warrants were repurchased by CombiMatrix prior to closing pursuant to that certain CombiMatrix Common Stock Purchase Warrants Repurchase Agreement dated July 11, 2016.

Invitae issued an aggregate of 2,726,324 shares of its common stock and 214,976 RSUs in connection with the Merger (including shares and RSUs issued pursuant to the Transaction Bonus Plan). Immediately after the Merger, (i) there were approximately 52.9 million shares of Invitae common stock outstanding, (ii) the former CombiMatrix securityholders and executives owned approximately 8.6% of the fully-diluted common stock of the combined company, and (iii) Invitae securityholders, whose shares of Invitae capital stock remain outstanding after the Merger, owned approximately 91.4% of the fully-diluted common stock of the combined company.

The issuance of the shares of Invitae’s common stock in connection with the Merger was registered with the U.S. Securities and Exchange Commission (the “SEC”) on a Registration Statement on Form S-4 (Reg. No. 333-220447) (the “Registration Statement”), which was declared effective on October 5, 2017.

Upon completion of the Merger, CombiMatrix became a wholly owned subsidiary of Invitae. As a result, the CombiMatrix common stock and Series F warrants will cease trading on the Nasdaq Capital Market and will be delisted and deregistered.

The descriptions of the Merger and Merger Agreement included herein are not complete and are subject to and qualified in their entirety by reference to the Merger Agreement, a copy of which was filed as Exhibit 2.1 to Invitae’s Current Report on Form 8-K filed with the SEC on August 1, 2017, and is incorporated herein by reference.

The Merger Agreement was filed to provide investors and security holders with information regarding its terms. It is not intended to provide any other factual information about Invitae or CombiMatrix. The Merger Agreement contained representations and warranties by Invitae and CombiMatrix which were made solely for the benefit of the respective parties thereto. The assertions embodied in those representations and warranties were qualified by information in confidential disclosure schedules delivered by the parties to each other in connection with the signing of the Merger Agreement. Certain representations and warranties in the Merger Agreement were made as of a specified date, may be subject to a contractual standard of materiality different from what might be viewed as material to investors, or may have been used for the purpose of allocating risk between the parties thereto. Accordingly, the representations and warranties in the Merger Agreement should not be relied on by any persons as characterizations of the actual state of facts at the time they were made or otherwise. In addition, information concerning the subject matter of the representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in Invitae’s or CombiMatrix’s public disclosures.

Item 8.01	Other Events.

On November 15, 2017, Invitae issued a press release announcing the completion of the Merger described above in Item 2.01 and the results of Invitae’s offer to exchange each outstanding Series F warrant to acquire one share of common stock of CombiMatrix for 0.3056 of a share of Invitae common stock (the “Exchange Offer”). The Exchange Offer expired at 12:00 midnight (one minute after 11:59 p.m.), New York City Time, on November 13, 2017. Because the minimum tender condition of 90% was not achieved in the Exchange Offer, Invitae did not accept any of the CombiMatrix Series F warrants that were tendered in the Exchange Offer prior to its expiration. Accordingly, any CombiMatrix Series F warrants that were tendered will be promptly returned to the holder by the exchange agent. A copy of such press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(a)	Financial Statements of Businesses Acquired.

The audited financial statements of CombiMatrix for the year ended December 31, 2016 required by Item 9.01(a) were previously filed with the SEC on September 13, 2017 as part of the Registration Statement and, pursuant to General Instruction B.3 of Form 8-K, are not required to be filed herewith. Invitae intends to file the interim period financial statements of CombiMatrix required by Item 9.01(a) as part of an amendment to this Current Report on Form 8-K not later than 71 calendar days after the date this Current Report on Form 8-K is required to be filed.

(b)	Pro Forma Financial Information.

Invitae intends to file the pro forma combined condensed financial information of Invitae and CombiMatrix required by Item 9.01(b) as part of an amendment to this Current Report on Form 8-K not later than 71 calendar days after the date this Current Report on Form 8-K is required to be filed.

(d)	Exhibits

Exhibit No.	Description

2.1^	Agreement and Plan of Merger and Reorganization, dated as of July 31, 2017, by and among Invitae Corporation, Coronado Merger Sub, Inc. and CombiMatrix Corporation (incorporated by reference to Exhibit 2.1 to Invitae Corporation’s Current Report on Form 8-K filed on August 1, 2017).

99.1	Press release issued by Invitae Corporation on November 15, 2017.

^	The schedules and exhibits to this agreement have been omitted pursuant to Item 601(b)(2) of Regulation S-K. A copy of any omitted schedule and/or exhibit will be furnished to the SEC upon request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 15, 2017	INVITAE CORPORATION

	By:	/s/ Shelly Guyer
	Name:	Shelly Guyer
	Title:	Chief Financial Officer

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